Exhibit 99.1

Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666

COGNIZANT REPORTS SECOND QUARTER 2018 RESULTS

Second quarter 2018 revenue of $4.01 billion, up 9.2% over 2017
Declares quarterly cash dividend of $0.20 per share

TEANECK, N.J., August 2, 2018 - Cognizant Technology Solutions Corporation (Nasdaq: CTSH), one of the world’s leading professional services companies, today announced its second quarter 2018 financial results.

Highlights - Second Quarter 2018¹

•	Quarterly revenue rose to $4.01 billion, up 9.2% from the year-ago quarter.

•	Quarterly GAAP diluted EPS was $0.78, compared to $0.80 in the year-ago quarter.

•	Quarterly non-GAAP diluted EPS[2] was $1.19, compared to $0.93 in the year-ago quarter.

Revenue for the second quarter of 2018 rose to $4.01 billion, up 9.2% from $3.67 billion in the second quarter of 2017. GAAP operating margin was 16.7% and non-GAAP operating margin2 was 22.0% for the second quarter of 2018. GAAP net income was $456 million, or $0.78 per diluted share, compared to $470 million, or $0.80 per diluted share, in the second quarter of 2017. The decrease in GAAP net income was primarily due to net non-operating foreign exchange losses driven by the depreciation of the Indian rupee versus the prior year period and the initial funding of the Cognizant U.S. Foundation. Non-GAAP diluted EPS was $1.19, compared to $0.93 in the second quarter of 2017.

“As our second-quarter results confirm, we’re making solid progress on our plan to accelerate our shift to digital services and solutions,” said Francisco D'Souza, Chief Executive Officer and Vice Chairman of the Board. “We’ve been methodical in developing, aligning, and applying our portfolio of skills, services, and solutions to clients’ needs, so they can become fully digital organizations. And we remain confident in our ability to invest for growth and achieve our financial targets.”

______________________
1On January 1, 2018, we adopted ASC Topic 606, “Revenue from Contracts with Customers,” or the New Revenue Standard, using the modified retrospective method. Results for reporting periods beginning after January 1, 2018 are presented under the New Revenue Standard, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting. For the three months ended June 30, 2018, adoption of the New Revenue Standard had a positive impact on revenue of $31 million, income from operations of $38 million and diluted earnings per share of $0.05 per share.
2Non-GAAP diluted EPS and non-GAAP operating margin exclude stock-based compensation costs and acquisition-related charges, realignment charges (for the three months ended June 30, 2017 only), the initial funding of Cognizant U.S. Foundation (for the three months ended June 30, 2018 only) and, in the case of non-GAAP diluted EPS, net non-operating foreign currency exchange gains or losses and the tax effect of the above adjustments. Reconciliations of non-GAAP diluted EPS and non-GAAP operating margin to the corresponding GAAP measures are included at the end of this release.

Third Quarter & Full Year 2018 Outlook

The Company is providing the following guidance:

▪	Third quarter 2018 revenue expected to be in the range of $4.06 billion to $4.10 billion.

▪	Third quarter 2018 non-GAAP diluted EPS[3] expected to be at least $1.13.

▪	Full year 2018 revenue expected to be in the range of $16.05 billion to $16.30 billion.

▪	Full year 2018 non-GAAP diluted EPS expected to be at least $4.50.

“Year-over-year non-GAAP operating margin expansion reflects strong operational execution and positions us well to absorb planned investments in the second half of the year," said Karen McLoughlin, Chief Financial Officer. "As a result of this solid performance we are pleased to raise our full year non-GAAP EPS guidance. Our strong balance sheet and cash flows continue to support both our capital return program and our investments in the business designed to create long term value.”

Return of Capital Program

The Company has declared a quarterly cash dividend of $0.20 per share on Cognizant Class A common stock for shareholders of record at the close of business on August 22, 2018. This dividend will be payable on August 31, 2018.

In February 2017, the Company announced a plan to return $3.4 billion to stockholders by the end of 2018 through a combination of $2.7 billion in stock repurchases and $0.7 billion in dividends. With the anticipated settlement of the accelerated share repurchase program during the third quarter of 2018, the Company will have completed its committed stock repurchases.

Conference Call
Cognizant will host a conference call on August 2, 2018 at 8:00 a.m. (Eastern) to discuss the Company’s second quarter 2018 results. To listen to the conference call, please dial (877) 810-9510 (domestically) or (201) 493-6778 (internationally) and provide the following conference passcode: “Cognizant Call.”

The conference call will also be available live on the Investor Relations section of the Cognizant website at http://investors.cognizant.com. Please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software. An earnings supplement will also be available on the Cognizant website at the time of the conference call.

For those who cannot access the live broadcast, a replay will be available. To listen to the replay, please dial (877) 660-6853 (domestically) or (201) 612-7415 (internationally) and enter 13681678 from two hours after the end of the call until 11:59 p.m. (Eastern) on Thursday, August 16, 2018. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

_____________________________
3 A full reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to acquisition-related charges, realignment charges and net non-operating foreign currency exchange gains or losses, and the tax effects of these adjustments, as well as the tax effects of stock-based compensation expense, all of which are adjustments to non-GAAP diluted EPS. The reconciling information for non-GAAP diluted EPS guidance to GAAP EPS guidance that is available without unreasonable efforts is included at the end of this release.

About Cognizant
Cognizant (Nasdaq-100: CTSH) is one of the world’s leading professional services companies, transforming clients’ business, operating and technology models for the digital era. Our unique industry-based, consultative approach helps clients envision, build and run more innovative and efficient businesses. Headquartered in the U.S., Cognizant is ranked 195 on the Fortune 500 and is consistently listed among the most admired companies in the world. Learn how Cognizant helps clients lead with digital at www.cognizant.com or follow us @Cognizant.

Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to our expectations regarding opportunities in the marketplace, investment in and growth of our business, our shift to digital solutions and services, our anticipated financial performance and our capital return program. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, changes in the regulatory environment, including with respect to immigration and taxes, and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures
To supplement our financial results presented in accordance with GAAP, this press release includes references to the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share (“non-GAAP diluted EPS”). These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of Cognizant’s non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.

We seek to manage the Company to a non-GAAP operating margin, which excludes stock-based compensation costs, acquisition-related charges, realignment charges, and for the three and six months ended June 30, 2018, the initial funding of Cognizant U.S. Foundation. Acquisition-related charges include, when applicable, amortization of purchased intangible assets included in the depreciation and amortization expense line on our consolidated statements of operations, external deal costs, acquisition-related retention bonuses, integration costs, changes in the fair value of contingent consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs. Realignment charges include severance costs, lease termination costs and advisory fees related to non-routine shareholder matters and to the development of our realignment and return of capital programs, when applicable. In addition to excluding stock-based compensation costs, acquisition-related charges, realignment charges, and the initial funding of Cognizant U.S. Foundation, our non-GAAP diluted EPS also excludes net non-operating foreign currency exchange gains or losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, and, for the six months ended June 30, 2017, the effect of recognition of an income tax benefit previously unrecognized in our consolidated financial statements. In all periods presented, our non-GAAP diluted EPS is additionally adjusted for the income tax impact of the above items, as applicable. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred.

Management believes providing investors with an operating view consistent with how it manages the Company provides enhanced transparency into the operating results of the Company. For our internal management reporting and budgeting purposes, we use various GAAP and non-GAAP financial measures for financial and operational decision making, to evaluate period-to-period comparisons, to determine portions of the compensation for our executive officers and for making comparisons of our operating results to those of our competitors. In addition, due to a variety of award types, valuation methodologies and subjective assumptions that affect the calculations of stock-based compensation expense, we believe that the exclusion of stock-based compensation expense allows for more accurate comparisons of our operating results to those of our competitors. Therefore, it is our belief that the use of non-GAAP financial measures provides a meaningful supplemental measure for investors to evaluate our financial performance. Accordingly, we believe that the presentation of our non-GAAP measures, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP measures versus financial measures calculated in accordance with GAAP is that non-GAAP measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation, acquisition-related charges, including amortization of purchased intangibles, and net non-operating foreign currency exchange gains or losses. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted EPS to allow investors to evaluate such non-GAAP financial measures.

Contact: David Nelson
VP, Investor Relations & Treasurer
201-498-8840
david.nelson@cognizant.com
- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018(a)	2017(a)	2018(a)	2017(a)
Revenues	$4,006	$3,670	$7,918	$7,216
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	2,417	2,261	4,818	4,455
Selling, general and administrative expenses	805	709	1,516	1,395
Depreciation and amortization expense	114	94	221	190
Income from operations	670	606	1,363	1,176
Other income (expense), net:
Interest income	40	31	81	63
Interest expense	(7)	(6)	(13)	(12)
Foreign currency exchange gains (losses), net	(80)	5	(111)	57
Other, net	—	(1)	—	—
Total other income (expense), net	(47)	29	(43)	108
Income before provision for income taxes	623	635	1,320	1,284
Provision for income taxes	(168)	(165)	(345)	(257)
Income from equity method investments	1	—	1	—
Net income	$456	$470	$976	$1,027
Basic earnings per share	$0.78	$0.80	$1.67	$1.72
Diluted earnings per share	$0.78	$0.80	$1.66	$1.71
Weighted average number of common shares outstanding - Basic	585	589	586	597
Dilutive effect of shares issuable under stock-based compensation plans	1	2	1	2
Weighted average number of common shares outstanding - Diluted	586	591	587	599
Dividends declared per common share	$0.20	$0.15	$0.40	$0.15
Notes:

(a)
On January 1, 2018, we adopted ASC Topic 606, “Revenue from Contracts with Customers,” or the New Revenue Standard, using the modified retrospective method. Results for reporting periods beginning after January 1, 2018 are presented under the New Revenue Standard, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting policies. For the three months ended June 30, 2018, adoption of the New Revenue Standard had a positive impact on revenue of $31 million, income from operations of $38 million and diluted earnings per share of $0.05 per share. For the six months ended June 30, 2018, adoption of the New Revenue Standard had a positive impact on revenue of $52 million, income from operations of $67 million and diluted earnings per share of $0.09 per share.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)
(in millions, except par values)

	June 30, 2018(a)	December 31, 2017(a)
Assets
Current assets:
Cash and cash equivalents	$901	$1,925
Short-term investments	3,346	3,131
Trade accounts receivable, net	3,204	2,865
Unbilled accounts receivable	—	357
Other current assets	852	833
Total current assets	8,303	9,111
Property and equipment, net	1,345	1,324
Goodwill	3,036	2,704
Intangible assets, net	1,060	981
Deferred income tax assets, net	367	418
Long-term investments	80	235
Other noncurrent assets	615	448
Total assets	$14,806	$15,221
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$217	$210
Deferred revenue	308	383
Short-term debt	100	175
Accrued expenses and other current liabilities	1,912	2,071
Total current liabilities	2,537	2,839
Deferred revenue, noncurrent	77	104
Deferred income tax liabilities, net	145	146
Long-term debt	649	698
Long-term income taxes payable	508	584
Other noncurrent liabilities	242	181
Total liabilities	4,158	4,552
Stockholders’ equity:
Preferred stock, $0.10 par value, 15.0 shares authorized, none issued	—	—
Class A common stock, $0.01 par value, 1,000 shares authorized, 580 and 588 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	6	6
Additional paid-in capital	55	49
Retained earnings	10,681	10,544
Accumulated other comprehensive income (loss)	(94)	70
Total stockholders’ equity	10,648	10,669
Total liabilities and stockholders’ equity	$14,806	$15,221
Notes:

(a)
On January 1, 2018, we adopted the New Revenue Standard using the modified retrospective method. Upon adoption, we reclassified (i) balances representing receivables, as defined by the New Revenue Standard, from Unbilled accounts receivable to Trade accounts receivable, net and (ii) balances representing contract assets, as defined by the New Revenue Standard, from Unbilled accounts receivable to Other current assets. Balances as of June 30, 2018 are presented under the New Revenue Standard, while prior period balances are not adjusted and continue to be reported in accordance with our historic accounting policies.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Reconciliations of Non-GAAP Financial Measures
(Unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,		Guidance
	2018(a)	2017(a)	2018(a)	2017(a)	Q3 2018	Full Year 2018
GAAP income from operations	$670	$606	$1,363	$1,176
Add: Stock-based compensation expense (b)	71	55	130	109
Add: Acquisition-related charges (c)	41	35	82	69
Add: Realignment charges (d)	—	39	1	50
Add: Initial funding of Cognizant U.S. Foundation (e)	100	—	100	—
Non-GAAP income from operations	$882	$735	$1,676	$1,404

GAAP operating margin	16.7%	16.5%	17.2%	16.3%
Effect of stock-based compensation expense	1.8	1.5	1.6	1.5		1.6% - 1.8%
Effect of acquisition-related charges	1.0	1.0	1.1	1.0		(c)
Effect of realignment charges	—	1.0	—	0.7		0.1% - 0.2%
Effect of initial funding of Cognizant U.S. Foundation	2.5	—	1.3	—		0.6%
Non-GAAP operating margin	22.0%	20.0%	21.2%	19.5%		approximately 21.0%

GAAP diluted earnings per share	$0.78	$0.80	$1.66	$1.71
Effect of above operating adjustments, pre-tax	0.36	0.22	0.53	0.38	(b), (c), (d), (e)	(b), (c), (d). (e)
Effect of non-operating foreign currency exchange (gains) losses, pre-tax (f)	0.14	(0.01)	0.19	(0.10)	(f)	(f)
Tax effect of non-GAAP adjustments to pre-tax income (g)	(0.09)	(0.08)	(0.13)	(0.14)	(b), (c), (d), (e)	(b), (c), (d), (e)
Effect of recognition of income tax benefit related to an uncertain tax position (h)	—	—	—	(0.09)	—	—
Non-GAAP diluted earnings per share	$1.19	$0.93	$2.25	$1.76	at least $1.13	at least $4.50
Notes:

(a)
On January 1, 2018, we adopted the New Revenue Standard using the modified retrospective method. Results for reporting periods beginning after January 1, 2018 are presented under the New Revenue Standard, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting policies.

(b)	Stock-based compensation expense reported in:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cost of revenues	$16	$13	$31	$28
Selling, general and administrative expenses	55	42	99	81
Our guidance anticipates pre-tax stock-based compensation to be in the range of $0.11 to $0.12 per diluted share for the third quarter of 2018 and $0.45 to $0.47 per diluted share for the full year 2018. We cannot provide the tax effect of stock-based compensation on a forward-looking basis without unreasonable effort as it is subject to significant fluctuations based on the timing and number of stock options exercised by employees, the price of our stock at the time of such exercises and the price of our stock at the time of vesting of other stock-based awards.

(c)
Acquisition-related charges include, when applicable, amortization of purchased intangible assets included in the depreciation and amortization expense line on our consolidated statements of operations, external deal costs, acquisition-related retention bonuses, integration costs, changes in the fair value of contingent consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs. We cannot provide acquisition-related charges on a forward-looking basis without unreasonable effort as such charges may fluctuate based on the timing, size, and complexity of future acquisitions as well as other uncertainty inherent in mergers and acquisitions.

(d)
Realignment charges include severance costs, lease termination costs, and advisory fees related to non-routine shareholder matters and to the development of our realignment and return of capital programs, as applicable. The total costs related to the realignment are reported in "Selling, general and administrative expenses" in our consolidated statements of operations. Commencing in Q3 2018 and during the remainder of 2018, we intend to take additional actions to further improve our cost structure primarily by optimizing our resource pyramid. As a result of these actions, we expect to incur $25 million to $35 million in severance costs, or approximately $0.04 to $0.06 per diluted share, on a pre-tax basis during the remainder of 2018. The tax impact of these charges is expected to be $0.01 per diluted share. The final amount and timing of these charges is uncertain and may change as the program continues to develop.

(e)
In the second quarter of 2018, we provided $100 million of initial funding to Cognizant U.S. Foundation, which is focused on science, technology, engineering and math (or collectively, STEM) in the United States. This funding is not expected to recur at this magnitude in the foreseeable future and its impact on full year diluted earnings per share (pre-tax and net of tax) is not expected to change.

(f)
Non-operating foreign currency exchange gains (losses), inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, are reported in "Foreign currency exchange gains (losses), net" in our consolidated statements of operations. Non-operating foreign currency exchange gains and losses are subject to high variability and low visibility and therefore cannot be provided on a forward-looking basis without unreasonable efforts.

(g)	Presented below are the tax impacts of each of our non-GAAP adjustments to pre-tax income:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Non-GAAP income tax benefit (expense) related to:
Stock-based compensation expense	$19	$20	$38	$41
Acquisition-related charges	11	12	20	24
Realignment charges	—	14	—	18
Foreign currency exchange gains (losses)	(8)	—	(9)	5
Initial funding of Cognizant U.S. Foundation	28	—	28	—
The effective tax rate related to each of our non-GAAP adjustments varies depending on the jurisdictions in which such income and expenses are generated and the statutory rates applicable in those jurisdictions.

(h)
During the three months ended March 31, 2017, we recognized an income tax benefit previously unrecognized in our consolidated financial statements related to a specific uncertain tax position of $55 million. The recognition of the benefit in the first quarter of 2017 was based on management’s reassessment regarding whether this unrecognized tax benefit met the more-likely-than-not threshold in light of the lapse in the statute of limitations as to a portion of such benefit.

The above tables serve to reconcile the Non-GAAP financial measures to comparable GAAP measures. Please refer to the “About Non-GAAP Financial Measures” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Schedule of Supplemental Information
(Unaudited)
(dollars in millions)

	Three Months Ended June 30, 2018(a)
			% Change
	$	% of total	Year over Year
Revenues by Segment:
Financial Services	$1,469	36.7%	4.5%
Healthcare	1,156	28.9%	10.1%
Products and Resources	840	21.0%	12.4%
Communications, Media and Technology	541	13.5%	15.8%
Total Revenues	$4,006		9.2%

Revenues by Geography:
North America	$3,067	76.6%	7.6%
United Kingdom	309	7.7%	7.3%
Rest of Europe	381	9.5%	30.9%
Europe - Total	690	17.2%	19.2%
Rest of World	249	6.2%	3.8%
Total Revenues	$4,006		9.2%

	Six Months Ended June 30, 2018(a)
			% Change
	$	% of total	Year over Year
Revenues by Segment:
Financial Services	$2,930	37.0%	5.3%
Healthcare	2,277	28.8%	10.9%
Products and Resources	1,661	21.0%	11.9%
Communications, Media and Technology	1,050	13.3%	17.1%
Total Revenues	$7,918		9.7%

Revenues by Geography:
North America	$6,042	76.3%	7.7%
United Kingdom	619	7.8%	10.1%
Rest of Europe	755	9.5%	31.1%
Europe - Total	1,374	17.4%	20.7%
Rest of World	502	6.3%	7.7%
Total Revenues	$7,918		9.7%

Employee Metrics:	June 30, 2018	June 30, 2017
Number of employees	268,900	256,800

Notes:

(a)
On January 1, 2018, we adopted the New Revenue Standard using the modified retrospective method. Results for reporting periods beginning after January 1, 2018 are presented under the New Revenue Standard, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting policies.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income	$456	$470	$976	$1,027
Adjustments for non-cash income and expenses	322	157	525	278
Changes in assets and liabilities	(138)	(106)	(473)	(507)
Net cash provided by operating activities	640	521	1,028	798
Cash flows from investing activities:
Purchases of property and equipment	(91)	(60)	(187)	(126)
Net (purchases) of investments	(16)	(329)	(146)	(166)
Payments for business combinations, net of cash acquired	(477)	—	(478)	(6)
Net cash (used in) investing activities	(584)	(389)	(811)	(298)
Cash flows from financing activities:
Repurchases of common stock	(633)	(30)	(949)	(1,544)
Net change in borrowings and capital lease obligations	(25)	(221)	(139)	108
Dividends paid	(118)	(89)	(236)	(89)
Issuance of common stock under stock-based compensation plans	42	43	102	104
Net cash (used in) financing activities	(734)	(297)	(1,222)	(1,421)
Effect of exchange rate changes on cash and cash equivalents	(20)	14	(19)	44
(Decrease) in cash and cash equivalents	(698)	(151)	(1,024)	(877)
Cash and cash equivalents, beginning of period	1,599	1,308	1,925	2,034
Cash and cash equivalents, end of period	$901	$1,157	$901	$1,157

SUPPLEMENTAL CASH FLOW INFORMATION
(in millions)

	Three Months Ended
Stock Repurchases under Board of Directors' authorized stock repurchase program:	June 30, 2018	June 30, 2017
Number of shares repurchased(a)	7.2	—

Remaining authorized balance	$800
Notes:

(a)
In June 2018, we entered into an accelerated share repurchase agreement, or ASR, with a financial institution. Under the terms of the June 2018 ASR and in exchange for up-front payments of $600 million, the financial institution initially delivered 6.5 million shares, a portion of the Company's total expected shares to be repurchased under the June 2018 ASR. The total number of shares ultimately delivered, and therefore the average price paid per share, will be determined at the end of the purchase period, which is scheduled to end during the third quarter of 2018, based on the volume-weighted average price of the Company's common stock during that period.

In March 2018, the Company entered into an ASR to purchase up to $300 million of the Company's Class A common stock. In May 2018, the purchase period for the March ASR ended and an additional 0.7 million shares were delivered. In total, 3.7 million shares were delivered under the March ASR at an average repurchase price of $79.95.